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                                                                    EXHIBIT 3.68

                       BEN F. MARTIN, M.D., F.C.A.P., INC.


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                           AMENDED AND RESTATED BYLAWS

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                       BEN F, MARTIN, M.D., F.C.A.P., INC.

1.   OFFICES

     1.1.      REGISTERED OFFICE

     The initial registered office of the Corporation shall be in Lowdnes, Mississippi, and the initial registered agent in charge thereof is Ben F. Martin, III, 306 Hospital Drive, Columbus, Mississippi 39701.

     1.2.      OTHER OFFICES

     The Corporation may also have offices at such other places, both within and without the State of Mississippi, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.   MEETINGS OF SHAREHOLDERS

     2.1.      PLACE OF MEETINGS

     All meetings of the shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     2.2.      ANNUAL MEETINGS

     The Corporation shall hold annual meetings of shareholders, commencing with the year 2001, on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, at which shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.3.      SPECIAL MEETINGS

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of shareholders possessing at least a majority of the voting power of the issued and outstanding voting stock of the

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Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

     2.4.      NOTICE OF MEETINGS

     Notice of any meeting of shareholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required by the Mississippi Business Corporation Act (the "Act") or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 79-4-7.05 (or any successor section) of the Act.

     2.5.      WAIVERS OF NOTICE

     Whenever the giving of any notice is required by statute, the Articles of Incorporation of the Corporation (which shall include any amendments thereto and shall be hereinafter referred to as so amended as the "Articles of Incorporation") or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter at the beginning of the meeting.

     2.6.      BUSINESS AT SPECIAL MEETINGS

     Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Act or these Bylaws).

     2.7.      LIST OF SHAREHOLDERS

     After the record date for a meeting of shareholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept

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open to the examination of any shareholder who is present at the time and place of the meeting.

     2.8.      QUORUM AT MEETINGS

     Shareholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Articles of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     2.9.      VOTING AND PROXIES

     Unless otherwise provided in the Act or in the Articles of Incorporation, and subject to the other provisions of these Bylaws, each shareholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such shareholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

     2.10.     REQUIRED VOTE

     When a quorum is present at any meeting of shareholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statute or the Articles of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required and a quorum exists with respect to such class or classes, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of statute or the Articles of Incorporation, a different vote is specified and

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required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     2.11.     ACTION WITHOUT A MEETING

     Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation in the manner prescribed by the Act for inclusion in the minute book.

3.   DIRECTORS

     3.1.      POWERS

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Articles of Incorporation or as otherwise may be provided in the Act. The Board of Directors may elect a Chairman of the Board from among its members and shall designate, when present, either the Chairman of the Board (if any), the Chief Executive Officer or the President to preside at its meetings. If neither the Chairman of the Board, the Chief Executive Officer nor the President is present, the Board of Directors may designate another director to preside at such meeting. The Chairman of the Board, the Chief Executive Officer and the President may be the same person. The Board of Directors may also elect one or more Vice Chairmen from among its members, with such duties as the Board of Directors shall from time to time prescribe.

     3.2.      NUMBER, ELECTION AND TERM OF OFFICE

     The number of directors constituting the Board of Directors shall be as authorized from time to time by resolution of the shareholders or of the Board of Directors. Directors shall be elected at annual meetings of the shareholders, except as provided in Section 3.3 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be shareholders. Each director shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

     3.3.      VACANCIES

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of directors having a

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majority of the total votes of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that one or more directors resigns from the Board, effective at a future date, directors having a majority of the total votes of directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

     3.4.      MEETINGS

               3.4.1.    REGULAR MEETINGS

               Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of shareholders.

               3.4.2.    SPECIAL MEETINGS

               Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or the President on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, or on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of the special meeting but shall indicate the date, time and place of the special meeting.

               3.4.3.    TELEPHONE MEETINGS

               Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

               3.4.4.    ACTION WITHOUT MEETING

               Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

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               3.4.5.    WAIVER OF NOTICE OF MEETING

               A director may waive any notice required by statute, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.5.      QUORUM AND VOTE AT MEETINGS

     At all meetings of the Board of Directors, a quorum of the Board of Directors consists of the presence of directors having at least a majority of the total votes of the total number of directors constituting the entire Board of Directors. The affirmative vote of directors having a majority of the total votes of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws.

     3.6.      COMMITTEES OF DIRECTORS

     The Board of Directors may, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee is absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation pursuant to Sections 79-4-11.01 or 79-4-11.07 of the Act, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and unless the resolutions, these Bylaws or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 79-4-11.04 of the Act. Such committee or committees shall have such name or

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names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, at all meetings of each such committee of directors, a majority of the total votes of the total number of members of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the total votes of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. A director serving as a member of a committee shall have the same number of votes as such director has with respect to matters voted or acted upon by the Board of Directors, as specified in the Articles of Incorporation. The Board of Directors may at any time, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, discharge any committee, change the membership of any committee, fill vacancies occurring in any committee or remove any member of any committee, with or without cause.

     3.7.      COMPENSATION OF DIRECTORS

     The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.8.      RESIGNATION

     A director may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

4.   OFFICERS

     4.1.      POSITIONS

     The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers (including a Chairman of the Board, one or more Vice Chairmen, a Chief Financial Officer, one or more Vice Presidents in such gradation as the Board of Directors may determine, one or more Assistant Secretaries and one or more Assistant Treasurers) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. Each of the Chairman of the Board (if

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any), the Chief Executive Officer, the President, the Chief Financial Officer
(if any), and/or any Vice President may execute bonds, mortgages, notes, contracts and other documents on behalf of the Corporation, except as otherwise required by law and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     4.2.      CHAIRMAN OF THE BOARD

     The Chairman of the Board, if any, shall (when present) preside at all meetings of the Board of Directors and shareholders and shall ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board, if any, shall in general perform all duties incident to such office, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

     4.3.      CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer of the Corporation shall have overall executive responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a chief executive officer of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

     4.4.      PRESIDENT

     The President of the Corporation, together with the Chief Executive Officer, shall have general responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a president of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

     4.5.      CHIEF FINANCIAL OFFICER

     The Chief Financial Officer of the Corporation, if any, shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve for payment, or designate others serving under him or her to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

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     4.6.      VICE-PRESIDENT

     In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of a vice president of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

     4.6.      SECRETARY

     The Secretary, or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President. The Secretary, or an Assistant Secretary, shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President.

     4.7.      ASSISTANT SECRETARY

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act or when requested by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, perform the duties and exercise the powers of the Secretary, and, in general, shall perform all duties as are incident to the office of an assistant secretary of a

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corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her of them by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary. An Assistant Secretary may or may not be an officer, as determined by the Board of Directors.

     4.8.      TREASURER

     The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also render to the Chief Executive Officer or the President, upon request, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions and of the financial condition of the Corporation and, in general, shall perform such duties as are incident to the office of a treasurer of a corporation, including those customarily performed by persons occupying such office, and shall perform all other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President.

     4.9.      ASSISTANT TREASURER

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and, in general, shall perform all duties as are incident to the office of an assistant treasurer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer. An Assistant Treasurer may or may not be an officer, as determined by the Board of Directors.

     4.10.     TERM OF OFFICE

     The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors.

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     4.11.     COMPENSATION

     The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

     4.12.     FIDELITY BONDS

     The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.   CAPITAL STOCK

     5.1.      CERTIFICATES

     The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     5.2.      LOST CERTIFICATES

     The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be

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made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

     5.3.      RECORD DATE

               5.3.1.    ACTIONS BY SHAREHOLDERS

               In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

               In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Act, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 79-4-7.04(a) of the Act. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

               5.3.2.    PAYMENTS

               In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining

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shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     5.4.      SHAREHOLDERS OF RECORD

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Act.

6.   INDEMNIFICATION

     SECTION 6.1    DEFINITIONS

     As used in this Section 6, the term:

     (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger.

     (b) "Director" or "officer" means an individual who is or was a director or board-appointed officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

     (c) "Disinterested director" or "disinterested officer" means a director or officer, respectively, who at the time of a vote referred to in subsection 6.5(b), 6.5(c) or 6.7(a) is not:

               (i)       a party to the proceeding; or

               (ii) an individual having a familial, financial, professional or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's or officer's judgment when voting on the decision being made.

               (d)       "Expenses" includes counsel fees.

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     (e)       "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

     (f)       "Official capacity" means:

               (i) when used with respect to a director, the office of director in the Corporation; and

               (ii) when used with respect to an officer, the office in the Corporation held by the officer.

Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

     (g) "Party" includes an individual who was, is, or is threatened to be made a defendant or respondent in a proceeding.

     (h) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

     SECTION 6.2    BASIC INDEMNIFICATION ARRANGEMENT

     (a) Except as provided in subsection 6.2(d), the Corporation shall indemnify an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if:

               (i)       he or she conducted himself or herself in good faith;
     and

               (ii)      he or she reasonably believed:

                         (A) in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Corporation; and

                         (B) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and

                         (C) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful; or

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               (iii)     he or she engaged in conduct which broader
     indemnification has been made permissible or obligatory under a provision of the Articles of Incorporation.

     (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 6.2(a)(ii)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in subsection 6.2(a).

     (d) Unless ordered by a court under Section 6.4, the Corporation may not indemnify a director or officer under this Section 6:

               (i) in connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under subsection 6.2(a); or

               (ii) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

     SECTION 6.3    ADVANCES FOR EXPENSES

     (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation:

               (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in subsection 6.2(a) or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation's Articles of Incorporation; and

               (ii) his or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under this Section 6 or the Act and it is ultimately determined under subsection
     6.4 or 6.5 that he or she has met the relevant standards of conduct described in subsection 6.2.

     (b) The undertaking required by subsection 6.3(a)(ii) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to the financial ability of the director or officer to make repayment.

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     SECTION 6.4    COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES

     (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. Pursuant to Section 79-4-8.54 of the Act, after receipt of an application and after giving any notice it considers necessary, the court shall:

               (i) order indemnification if the court determines that the director or officer is entitled to mandatory indemnification under Section 79-4-8.52 of the Act;

               (ii) order indemnification or advance for expenses if the court determines that the director or officer is entitled to indemnification or advance for expenses pursuant to a provision authorized by Section 79-4-8.58(a) of the Act; or

               (iii) order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

                         (A)    to indemnify the director or officer, or

                         (B) to advance expenses to the director or officer, even if he or she has not met the relevant standard of conduct set forth in subsection 6.2(a), failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in subsection 6.2(d), but if he or she was adjudged so liable, his or her indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or officer's reasonable expenses incurred in connection with obtaining court- ordered indemnification or advance for expenses.

     SECTION 6.5    DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION

     (a) The corporation acknowledges that indemnification of a director or officer under Section 6.2 has been pre-authorized by the Corporation as permitted by Section 79-4-8.58 of the Act. Nevertheless, the Corporation shall not indemnify a director or officer under Section 6.2 unless a determination has been made for the specific proceeding that indemnification of the director or officer is permissible because he or she has met the relevant standard of conduct set forth in subsection 6.2(a); provided, however, that regardless of the result or absence of any such determination, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the

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defense of any proceeding to which he or she was a party because he or she was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

     (b)       The determination referred to in subsection 6.5(a) shall be made:

               (i) if there are two or more disinterested directors, by the Board of Directors of the Corporation by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

               (ii)      by special legal counsel:

                         (A)    selected in the manner prescribed in paragraph
                                (i) of this subsection 6.5(b); or

                         (B) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

               (iii) by the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

     (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a determination for a specific proceeding that the director or officer met the relevant standard of conduct under subsection 6.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 6.5(b), except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 6.5(b)(ii)(B) to select special legal counsel.

     SECTION 6.6    INDEMNIFICATION OF EMPLOYEES AND AGENTS

     The corporation may indemnify and advance expenses under this Section 6 to an employee or agent of the Corporation who is not a director or officer to the extent, consistent with public policy, that such indemnification and advances may be provided to a director or officer.

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     SECTION 6.7    SHAREHOLDER APPROVED INDEMNIFICATION.

     (a) If authorized by the Articles of Incorporation or a bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a director or officer made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Section 6, but shares owned or voted under the control of a director or officer who at the time of such authorization does not qualify as a disinterested director or disinterested officer with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

     (b) The corporation shall not indemnify a director or officer under this Section 6.7 for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

               (i) for the amount of a financial benefit received by a director to which he or she is not entitled;

               (ii) for an intentional infliction of harm on the Corporation or the shareholders;

               (iii)     for a violation of Section 79-4-8.33 of the Act; or

               (iv)      for an intentional violation of criminal law.

     (c) Where approved or authorized in the manner described in subsection 6.7(a), the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

               (i) the director or officer furnishes the Corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 6.7(b); and

               (ii) the director or officer furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Section 6.

     SECTION 6.8    INSURANCE

     The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation's request as a

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director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Section 6 or the Act.

     SECTION 6.9    WITNESS FEES

     Nothing in this Section 6 shall limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding involving the Corporation at a time when he or she is not a party.

     SECTION 6.10   REPORT TO SHAREHOLDERS

     To the extent and in the manner required by the Act from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

     SECTION 6.11   AMENDMENTS; SEVERABILITY

     No amendment, modification or rescission of this Section 6, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. In the event that any of the provisions of this Section 6 (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Section 6 shall remain enforceable to the fullest extent permitted by law.

7.   GENERAL PROVISIONS

     7.1.      INSPECTION OF BOOKS AND RECORDS

     Any shareholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

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     7.2.      DIVIDENDS

     The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of Mississippi.

     7.3.      RESERVES

     The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

     7.4.      EXECUTION OF INSTRUMENTS

     All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.5.      FISCAL YEAR

     The fiscal year of the Corporation shall initially be the calendar year ending December 31, but may be changed at any time and from time to time by resolution of the Board of Directors.

     7.6.      SEAL

     The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     7.7.      PRONOUNS

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

     7.8.      AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or the Board of Directors.

     7.9       CONFLICT WITH MISSISSIPPI BUSINESS CORPORATION ACT

     In the event that any provision of these bylaws conflicts with any provision of the Act, the provision in the Act will govern.

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